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                                                                   EXHIBIT 10.20

            AMENDMENT TO SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN DATED
                                FEBRUARY 23, 1999

SECTION 4.

     (f) FORFEITURE OF BENEFIT. Notwithstanding any other provision of this Plan, a Participant shall cease participation in this Plan and such Participant (and his/her spouse) shall forfeit his/her entire benefits under this Plan upon the occurrence of any of the following events:

          (1) The Participant voluntarily terminates his/her employment with Employer prior to attaining age 65 and following his/her termination of employment with Employer, but prior to attaining age 65, the Participant provides services as an employee, consultant, or otherwise for any person or entity other than Employer for renumeration ("Outside Services"). For purposes of this clause, the determination of what constitutes Outside Services shall be made by Employer, in its sole judgment and discretion, taking into account whatever factors Employer deems necessary or appropriate; PROVIDED, that Participant shall not be deemed to be providing Outside Services, if Participant is engaged in teaching, government or public service or service as a corporate director or if the Participant is employed for less than twenty-five hours per week as an employee for a non-profit company or as a consultant. Notwithstanding the foregoing, if all of the following conditions are satisfied, then this provision relating to the forfeiture of benefits shall not apply: (1) if a Participant has entered into a Change in Control Agreement with Employer, (2) such Participant voluntarily terminates employment following a Change of Control (as defined in such agreement), and
               (3) such termination results in the payment of benefits under the Change of Control Agreement.

          (2) The Participant's employment with Employer is terminated by Employer for "cause", as determined by Employer in its reasonable judgment and discretion.

          (3) At any time the Participant, directly or indirectly, owns, manages, operates, controls, is employed by or acts as an officer, director or consultant for, any footwear or apparel company (a "Competitive Activity") unless Employer consents in advance in writing to such Competitive Activity.

     In order to administer the restrictions set forth above, each Participant who is no longer employed by Employer shall be required to certify to Employer on an annual basis (1) if the Participant voluntarily terminated his/her employment, that the Participant is not providing Outside Services and (2) that the Participant is not engaged in any Competitive Activity. Participant shall also provide Employer with such additional information regarding his/her activities as Employer may request in order to confirm compliance with the restrictions set forth above.